EXHIBIT 10.1

AMENDED AND RESTATED CREDIT FACILITY AGREEMENT
AMENDMENT 1

This AMENDED AND RESTATED CREDIT FACILITY AGREEMENT AMENDMENT 1 (“Amendment”) is made effective as of February 26, 2010 by and among IEC ELECTRONICS CORP., a corporation formed under the laws of the State of Delaware (“Borrower”) and MANUFACTURERS AND TRADERS TRUST COMPANY (“Lender”), a New York banking corporation, with offices at 255 East Avenue, Rochester, New York 14604.  This Amendment amends the Amended and Restated Credit Facility Agreement, dated December 16, 2009, made between the Borrower and Lender (“Agreement”).  Capitalized terms not otherwise defined in this Amendment shall have the meanings given to them in the Agreement.

1.           The Agreement is hereby amended as follows:

(a)           Section 11.14 of the Agreement is hereby deleted.

(b)           A new Section 11.14 is hereby added to the Agreement to read in its entirety as follows:

11.14   Mortgage Related Matters.  GTC shall not cause or permit a reconveyance to GTC of fee title to the premises commonly known as 1450 Mission Avenue NE, Albuquerque, New Mexico held pursuant to a Lease Agreement between the City of Albuquerque, New Mexico and GTC dated as of March 1, 1999 unless (i) GTC gives the Lender at least 15 Business Days prior notice of its intention to cause the reconveyance, (ii) at the time of such reconveyance GTC delivers to the Lender an executed mortgage (the “Fee Mortgage”) in favor of Lender, in form substantially the same as the Mortgage (modified to create a mortgage covering the fee title interest of GTC), and (iii) at the time of such reconveyance GTC delivers to the Lender a mortgagee title insurance policy covering the Fee Mortgage free of exceptions, encumbrances and Liens other than Permitted Exceptions and other exceptions approved in writing in advance by Lender.

(c)           Section 12.8 of the Agreement is hereby amended to read in its entirety as follows:

12.8     Judgments.  Allow to exist any judgments against any of the Credit Parties in excess of $250,000 in the aggregate which are not fully covered by insurance or for which an appeal or other proceeding for the review thereof shall not have been taken and for which a stay of execution pending such appeal shall not have been obtained, or allow to exist any judgment in any amount against GTC that creates a Lien against any of GTC real property or interest therein.

(d)           Section 15.1 is hereby amended to add a new subsection (k) thereto to read as follows:

(k)       any failure of GTC to be able to, or to, cause reconveyance of fee title to the premises covered by the Mortgage in strict accordance with Section 11.14 of this Agreement at such time as the tax benefits available through the City of Albuquerque expire, it being the intention of the parties that this Event of Default shall be an event of default under the Mortgage entitling the Lender to its remedies, including foreclosure, thereunder.

(e)           A new sentence is hereby added to the end of Section 16.7(a) to read as follows:

The indemnification obligations of the Credit Parties hereunder include obligations to indemnify and hold harmless the Lender for any cost, expense, or liability (including among others reasonable attorneys fees) incurred in connection with actions taken (including if applicable foreclosure of the Mortgage), and payments made, by the Lender reasonably necessary to assure that the Lender’s Mortgage, and at such time as the tax benefits available through the City of Albuquerque expire the Lender’s interest in the premises covered by the Fee Mortgage, are subject to no Liens other than Permitted Liens.

2.           Credit Agreement Ratified.  Except as expressly amended hereby, the Credit Agreement is in all respects ratified and confirmed, and all of the terms, provisions and conditions thereof shall be and remain in full force and effect, and this Amendment and all of its terms, provisions and conditions shall be deemed to be a part of the Credit Agreement.  All capitalized terms used herein and not defined shall have the meanings given them in the Credit Agreement.

3           Representations and Warranties.  The Borrower confirms the accuracy in all material respects of and remakes as of the date hereof all of its representations and warranties contained in the Credit Agreement except (i) those representations and warranties that by their terms are made as of a specific date, in which case Borrower confirms that they were accurate as of the specified date, and (ii) as they relate to changes in factual circumstances permitted by the Credit Agreement.  The Borrower further represents and warrants to the Lender that all necessary action on the part of the Borrower relating to authorization of the execution and delivery of this Amendment, and the performance of the Obligations of the Borrower thereunder has been taken.  This Amendment and the Loan Documents constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms except as enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and except to the extent enforcement thereof may be limited by the application of general principles of equity.  The Borrower has no defenses, offsets, claims, or counterclaims with respect to its Obligations under the Loan Documents.  The execution and delivery by the Borrower of this Amendment, and the performance by the Borrower of the Loan Documents as amended hereby, will not violate any provision of law the violation of which could reasonably be expected to have a Material Adverse Effect or the Borrower’s Certificate of Incorporation or By-laws.  The execution, delivery and performance of this Amendment, and the consummation of the transactions contemplated hereby (i) will not violate, be in conflict with, result in a breach of, or constitute a default under any agreement to which the Borrower is a party or by which any of its properties is bound, or any order, writ, injunction, or decree of any court or governmental instrumentality, in each case except as could not reasonably be expected to have a Material Adverse Effect, and (ii) will not result in the creation or imposition of any Lien, charge or encumbrance upon any of its properties.

4.           No Events of Default.  The Borrower confirms that it has performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by it prior to or at the time hereof, and as of the date hereof, after giving effect to the provisions hereof, there exists no Event of Default or Default.

5.           Miscellaneous.

(a)           This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing any such counterpart.

(b)          The Borrower hereby agrees to pay to the Lender all out-of-pocket costs and expenses, including reasonable legal fees, incurred or sustained by the Lender in connection with the preparation of this Amendment and the matters related hereto.

(c)          This Amendment shall constitute a Loan Document under the Credit Agreement and all obligations included in this Amendment shall constitute Obligations under the Credit Agreement and be secured by the Security Documents securing the Obligations.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives by their signatures below.

[Signature Pages Follow]

MANUFACTURERS AND TRADERS TRUST COMPANY,

By:
Brett Rawlings
Assistant Vice President

IEC ELECTRONICS CORP.

By:
Barry Gilbert
Chief Executive Officer